Exhibit 23(a)

                Consent of Deloitte & Touche LLP

                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of Southern Electronics Corporation on Form S-3 of our reports dated August 18, 1995, appearing in the Annual Report on Form 10-K of Southern Electronics Corporation for the year ended June 30, 1995 and our report dated February 12, 1996 appearing in the Current Report on Amendment No. 1 to Form 8-K/A of Southern Electronics Corporations dated February 26, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                       /s/ Deloitte & Touche LLP

Atlanta, Georgia
May 30, 1996